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                                  EXHIBIT 21
                                  ----------


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                                   State of           Name Under Which
Subsidiary                       Incorporation        Subsidiary Does Business
----------                       -------------        ------------------------

The Citizens Banking             Ohio                 The Citizens Banking
 Company                                              Company

Freedom Financial Life           Arizona              Freedom Financial Life
 Insurance Company                                    Insurance Company

First National Bank              United States        First National Bank of
                                                      Chester

Freedom Express, Inc.            Ohio                 Freedom Express, Inc.